Exhibit 99.1

Cadence Financial Corporation Reports Third Quarter Results

STARKVILLE, Miss.--(BUSINESS WIRE)--October 26, 2009--Cadence Financial Corporation (NASDAQ: CADE), a $1.8 billion bank holding company whose principal subsidiary is Cadence Bank, N.A., today reported a net loss applicable to common shareholders of $13.1 million, or $1.10 per diluted share, for the third quarter ended September 30, 2009, compared with a net loss of $5.3 million, or $0.44 per diluted share, for the third quarter of 2008. The loss for the 2009 period was due primarily to a high provision for loan losses and higher non-interest expenses related to increased FDIC premiums, and nonrecurring expenses related to early extinguishment of debt and those associated with our efforts to raise capital.

“We are making real progress in reducing Cadence’s exposure to higher risk real estate loans this year in order to improve our earnings prospects,” stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. “We took aggressive steps to clean up our nonperforming loans and charged off $22.5 million in loans in the third quarter of 2009. These actions had the effect of reducing our nonperforming loans and nonperforming assets compared with the second quarter of 2009. In addition, we reduced our other real estate owned (OREO) for the second consecutive quarter. In the fourth quarter of 2009, we expect to report continued improvement in asset quality and a reduced provision for loan losses assuming the current economic trends continue to stabilize and begin to improve.”

Third Quarter Results

Net interest income was $11.6 million in the third quarter of 2009 compared with $13.5 million in the third quarter of 2008. Net interest margin improved to 2.56% in the third quarter of 2009 compared with 2.21% in the second quarter of 2009. Net interest margin was 3.00% in the third quarter of 2008. The reduction in net interest margin since last year was due in part to management’s focus on reducing certain higher-risk real estate loans that typically have higher interest rates, and pay downs on loans that were not replaced due to weak loan demand. In addition, Cadence built its liquidity over the past three quarters in 2009 by accumulating deposits and investing in short-term assets. The shift in earning assets from loans to lower yielding short-term investments was estimated to cost about 26 basis points in net interest margin for the third quarter of 2009.

“Cadence’s net interest margin improved to 2.56% in the third quarter of 2009, up 35 basis points from the second quarter of 2009,” continued Mr. Mallory. “We benefited from an improved yield on earning assets and lower cost of funds compared with the second quarter. We expect to make further improvement in our loan yields and continue to focus on reducing the cost of non-accrual loans in future quarters. Our margin has averaged 3.35% over the past five years.”

Total interest income was $20.2 million for the third quarter of 2009 compared with $24.9 million in the third quarter of 2008. Interest and fees on loans declined 21.1% due to a 74 basis point decrease in yields and a $131.6 million decrease in average loan balances from the third quarter of 2008. The majority of the decrease in loans is due to Cadence’s program to reduce its exposure to real estate loans across its franchise; specifically loans for 1-4 speculative residential construction, land development, lots to builders, and commercial real estate loans. These higher risk real estate loan categories were down approximately $25 million in the last three months and down $169 million since the third quarter of 2008.

Interest and dividends on investment securities were down 10.4% to $4.6 million for the third quarter of 2009 compared with the third quarter of 2008 due to a 54 basis point decline in yield offset partially by a $16 million increase in the average investment securities portfolio.

Cadence’s provision for loan losses was $20.7 million in the third quarter of 2009 compared with $11.7 million in the third quarter of 2008 and $23.0 million in the second quarter of 2009. At the end of the third quarter 2009, the allowance for loan losses was $44.9 million, or 3.81% of total loans, compared with $46.7 million in the second quarter of 2009, or 3.76% of loans, and $18.1 million, or 1.3% of total loans, in the third quarter of 2008. The third quarter 2009 allowance included net charge-offs of $22.5 million. Approximately $20 million of these charge-offs had been reserved for previously.

Total non-interest income increased to $6.7 million in the third quarter of 2009 compared with $6.2 million in the third quarter of 2008. The increase in non-interest income was due primarily to an increase in security gains, offset partially by lower services charges, trust department income, insurance commission and mortgage loan fees. Cadence sold its insurance business effective August 31, 2009, and booked a gain of approximately $500,000 in other non-interest income during the third quarter. The gain on sale is subject to adjustment in the fourth quarter of 2009 based on final settlement costs related to pension and tax costs at the year end of 2009.

Non-interest expense increased 6% to $18.3 million in the third quarter of 2009 compared with $17.2 million in the third quarter of 2008. The increase was due to higher other non-interest expenses, offset partially by lower salaries and net premises costs. Third quarter 2009 non-interest expenses increased $1.3 million due to higher costs for FDIC insurance premiums, and one-time charges on the early extinguishment of debt and expenses associated with the Company’s efforts to raise capital. These costs were offset partially by a $1.5 million reduction in expenses related to OREO. FDIC insurance premiums increased from $267,000 in the third quarter of 2008 to $1,215,000 in the third quarter of 2009. The loss on early extinguishment of debt totaled $934,000 in the third quarter of 2009 due to Cadence’s repayment of higher costs Federal Home Loan Board advances. The Company expensed $967,000 associated with its efforts to raise capital.

Pre-tax loss was $20.7 million in the third quarter of 2009 compared with pre-tax loss of $9.2 million in the third quarter of 2008.

Net loss for the third quarter of 2009 was $12.4 million. Net loss applicable to common shareholders for the second quarter of 2009 was $13.1 million, or $1.10 per diluted share. This compares with a net loss of $5.3 million, or $0.44 per diluted share, in the third quarter of 2008. Diluted weighted average shares outstanding decreased 0.2% to 11.91 million in the third quarter of 2009 compared with 11.93 million in the third quarter of 2008.

Cadence sold $44 million in senior preferred shares to the U.S. Treasury in mid-January 2009. The preferred shares pay a cumulative annual dividend of 5% for the first five years. Cadence’s third quarter 2009 loss applicable to common shareholders included $652,000 related to the preferred dividend and accretion of the discount recorded in relation to the preferred stock.

Nine-Month Results

Net interest income declined 17.8% to $34.6 million in the first nine months of 2009 compared with $42.1 million in the same period of 2008. The decrease in net interest income was due to a 63 basis point decrease in net interest margin, partially offset by a 3.3% increase in average earning assets for the first nine months of 2009 compared with the first nine months of 2008. The provision for loan losses was $76.5 million in the first nine months of 2009 compared with $18.0 million in the first nine months of 2008.

Net loss applicable to common stockholders for the first nine months of 2009 was $112.2 million, or $9.42 per diluted share, compared with a net loss of $640,000, or $0.05 per diluted share, for the first nine months of 2008. The 2009 results include a $66.8 million ($5.61 per diluted share) non-cash charge associated with the write-down of goodwill in the first quarter of 2009. The goodwill impairment charge was required by FASB Accounting Standards Codification Topic 350 (Intangibles - Goodwill and Other) and was an accounting adjustment that did not affect cash flows, liquidity, tangible book capital, regulatory capital, regulatory capital ratios and will not affect future operations. There was no comparable impairment loss in the 2008 period.

OCC Update

Cadence has previously disclosed that the Bank had entered into an agreement with the Office of Comptroller of Currency (“OCC”) to improve the Bank’s practices and raise its regulatory capital ratios for Total Risk Based Capital and Tier 1 Leverage Capital to 12% and 8%, respectively, as of September 30, 2009. While the Bank has implemented policies and procedures, and improved its practices to meet its obligations under such agreement, management reports that based on preliminary numbers they do not expect the Bank to be in compliance with the above referenced ratios as of September 30, 2009. These ratios are compiled as part of the Bank’s next quarterly call report which is to be filed by October 31, 2009.

“We do not expect to meet the above-referenced regulatory ratio guidelines as of September 30, 2009; however, we are working on steps that will lead to our compliance in the future,” concluded Mr. Mallory.

Conference Call

Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its third quarter results conference call to be held tomorrow, October 27, 2009. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 10:00 a.m. (Eastern Time). The on-line replay will follow immediately and continue for 30 days.

About Cadence Financial Corporation

Cadence Financial Corporation is a $1.8 billion bank holding company providing full financial services, including banking, trust services, mortgage services and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence’s stock is listed on the NASDAQ Global Select Market under the symbol CADE.

Forward-Looking Statements

This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
SEPTEMBER 30,

($ in thousands, except share data)

	2009	2008
ASSETS:

Cash and Due From Banks	$17,483	$36,101
Interest Bearing Deposits Due From Banks	37,442	7,869
Total Cash and Due From Banks	54,925	43,970

Securities:
Securities Available-for-Sale	417,645	412,680
Securities Held-to-Maturity	2,673	21,782
Total Securities	420,318	434,462

Federal Funds Sold and
Securities Purchased Under Agreements To Resell	30,312	3,269

Other Earning Assets	19,608	18,763

Loans	1,179,741	1,349,711
Less: Allowance for Loan Losses	(44,939)	(18,146)
Net Loans	1,134,802	1,331,565

Premises and Equipment, Net	31,866	34,044
Interest Receivable	8,111	9,976
Other Real Estate Owned	14,760	14,671
Goodwill and Other Intangibles	1,518	69,035
Other Assets	51,479	25,326
Total Assets	$1,767,699	$1,985,081

LIABILITIES AND SHAREHOLDERS' EQUITY:

Noninterest-Bearing Deposits	$168,264	$176,960
Interest-Bearing Deposits	1,243,180	1,267,918
Total Deposits	1,411,444	1,444,878
Interest Payable	1,869	2,867
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	88,791	111,055
Federal Home Loan Bank Borrowings	100,000	194,993
Subordinated Debentures	30,928	30,928
Other Liabilities	13,857	14,474
Total Liabilities	1,646,889	1,799,195

SHAREHOLDERS' EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at September 30, 2009	41,995	-
Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,912,564 Shares at September 30, 2009 and 11,908,914 Shares at September 30, 2008	11,913	11,909
Surplus and Undivided Profits	63,039	176,670
Accumulated Other Comprehensive Income (Loss)	3,863	(2,693)
Total Shareholders' Equity	120,810	185,886
Total Liabilities and Shareholders' Equity	$1,767,699	$1,985,081

CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except share and per share data)

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED SEPTEMBER 30		ENDED SEPTEMBER 30
	2009	2008	2009	2008
INTEREST INCOME:

Interest and Fees on Loans	$15,464	$19,592	$47,639	$63,095
Interest and Dividends on Investment Securities	4,608	5,140	14,333	15,716
Other Interest Income	90	167	313	427
Total Interest Income	20,162	24,899	62,285	79,238

INTEREST EXPENSE:

Interest on Deposits	6,817	8,642	21,690	28,091
Interest on Borrowed Funds	1,760	2,718	5,993	9,047
Total Interest Expense	8,577	11,360	27,683	37,138
Net Interest Income	11,585	13,539	34,602	42,100
Provision for Loan Losses	20,704	11,703	76,460	18,003
Net Interest Income After Provision for Loan Losses	(9,119)	1,836	(41,858)	24,097

OTHER INCOME:

Service Charges on Deposit Accounts	2,219	2,453	6,349	6,791
Trust Department Income	527	542	1,500	1,684
Insurance Commission and Fee Income	1,055	1,428	3,411	3,844
Mortgage Loan Fee Income	242	275	879	983
Other Non-Interest Income	1,768	1,459	4,517	3,821
Gains (Losses) on Securities - Net	923	70	1,062	225
Total Other Income	6,734	6,227	17,718	17,348

OTHER EXPENSE:

Salaries and Employee Benefits	7,609	7,839	23,351	23,555
Net Premises and Fixed Asset Expense	1,976	1,990	5,932	5,994
Impairment Loss on Goodwill	-	-	66,846	-
Other Operating Expense	8,685	7,404	20,018	15,105
Total Other Expense	18,270	17,233	116,147	44,654

Income (Loss) Before Income Taxes	(20,655)	(9,170)	(140,287)	(3,209)
Applicable Income Tax Expense (Benefit)	(8,228)	(3,891)	(29,689)	(2,569)
Net Income (Loss)	(12,427)	(5,279)	(110,598)	(640)

Preferred Stock Dividend and Accretion of Discount	652	-	1,626	-

Net Income (Loss) Applicable to Common Shareholders	$(13,079)	$(5,279)	$(112,224)	$(640)

Net Income (Loss) Per Share - Basic and Diluted	$(1.04)	$(0.44)	$(9.28)	$(0.05)

Net Income (Loss) Applicable to Common Shareholders Per Share - Basic and Diluted	$(1.10)	$(0.44)	$(9.42)	$(0.05)

Average Weighted Common Shares:
Basic	11,912,564	11,908,914	11,913,306	11,906,488
Diluted	11,912,564	11,934,956	11,913,973	11,929,823

CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)

FOR THE THREE MONTHS ENDED SEPTEMBER 30:	2009	2008

Net Income (Loss) Applicable to Common Shareholders	$(13,079)	$(5,279)
Basic and Diluted Net Income (Loss) Per Common Share	(1.10)	(0.44)
Cash Dividends Per Common Share	-	0.05

ANNUALIZED RETURNS
Return on Average Assets	-2.8%	-1.1%
Return on Average Equity	-41.8%	-11.2%

FOR THE NINE MONTHS ENDED SEPTEMBER 30:	2009	2008

Net Income (Loss) Applicable to Common Shareholders	$(112,224)	$(640)
Basic and Diluted Net Income (Loss) Per Common Share	(9.42)	(0.05)
Cash Dividends Per Common Share	0.05	0.55

ANNUALIZED RETURNS
Return on Average Assets	-7.7%	0.0%
Return on Average Equity	-102.9%	-0.4%

SELECTED BALANCES AT SEPTEMBER 30:	2009	2008

Total Assets	$1,767,699	$1,985,081
Deposits and Securities Sold Under Agreements to Repurchase	1,450,235	1,499,933
Loans	1,179,741	1,349,711
Total Securities	420,318	434,462
Shareholders' Equity	120,810	185,886
Closing Market Price Per Common Share	1.80	9.25
Book Value Per Common Share	6.62	15.61
Tangible Equity	119,292	116,851
Tangible Book Value Per Common Share	6.49	9.81

CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION

AS OF SEPTEMBER 30, 2009:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	29%	11%	7%	24%	15%	12%	2%	100%

DEPOSITS	56%	11%	2%	14%	6%	9%	2%	100%

AS OF SEPTEMBER 30, 2008:

	MISSISSIPPI	TUSCALOOSA	BIRMINGHAM	MEMPHIS	MIDDLE TN	FLORIDA	GEORGIA	TOTAL

LOANS	29%	9%	6%	25%	17%	11%	3%	100%

DEPOSITS	64%	10%	1%	11%	6%	6%	2%	100%

REAL ESTATE LOAN BALANCES BY STATE/REGION - LINKED QUARTERS ($ in thousands)

		9/30/09			6/30/09
		Balance	% of Total		Balance	% of Total
Mississippi		$216,166	25%		$218,223	24%
Tuscaloosa		103,280	12%		100,465	11%
Birmingham		67,720	8%		71,326	8%
Memphis		185,280	21%		188,391	21%
Middle Tennessee		121,558	14%		143,787	16%
Florida		122,728	14%		124,029	14%
Georgia		25,544	3%		26,964	3%
Administration		29,496	3%		30,651	3%
Total		$871,772	100%		$903,836	100%

CADENCE FINANCIAL CORPORATION

($ in thousands)

	9/30/09		6/30/09		9/30/08
LOAN BALANCES BY TYPE:
Commercial and Industrial	$194,662		$198,836		$222,620
Personal	21,223		30,844		33,349
Real Estate:
Construction	59,372		85,667		210,778
Commercial Real Estate	657,668		661,087		645,965
Real Estate Secured by Residential Properties	130,424		130,964		131,724
Mortgage	24,308		26,118		30,958
Total Real Estate	871,772		903,836		1,019,425
Other	92,084		110,711		74,317
Total	$1,179,741		$1,244,227		$1,349,711

ASSET QUALITY DATA:
Nonaccrual Loans	$55,899		$69,852		$24,618
Loans 90+ Days Past Due	4,085		2,906		4,532
Total Non-Performing Loans	59,984		72,758		29,150
Other Real Estate Owned	14,760		16,686		14,671
Total Non-Performing Assets	$74,744		$89,444		$43,821

Non-Performing Loans to Total Loans	5.1%		5.8%		2.2%
Non-Performing Assets to Total Loans and OREO	6.3%		7.1%		3.2%
Allowance for Loan Losses to Non-Performing Loans	74.9%		64.2%		62.3%
Allowance for Loan Losses to Total Loans	3.8%		3.8%		1.3%
Classified Assets to Capital	131.0%	*	120.7%	**	43.1%
Classified Loans to Capital	118.3%	*	107.9%	**	35.2%
Classified Loans to Total Loans	12.1%		11.2%		4.9%
Loans 30+ Days Past Due to Total Loans (loans not included in non-performing loans)	7.4%		3.9%		2.3%
YTD Net Charge-offs to Average Loans YTD	4.1%		2.3%		1.1%

NET CHARGE-OFFS FOR QUARTER	$22,487		$15,331		$9,383

INTANGIBLE ASSET AMORTIZATION FOR QUARTER	$149		$155		$208

* Includes the effect of write-off of goodwill in the first quarter of 2009. Without the goodwill impairment charge, the ratio of classified assets to capital was 84.3% and classified loans to capital was 76.2%.

** Includes the effect of write-off of goodwill in the first quarter of 2009. Without the goodwill impairment charge, the ratio of classified assets to capital was 79.6% and classified loans to capital was 71.1%.

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Average Balance
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	9/30/09	9/30/08	6/30/09	9/30/09	9/30/08
EARNING ASSETS:
Net loans	$1,220,948	$1,352,760	$1,273,120	$1,268,930	$1,352,819
Federal funds sold and other interest-bearing assets	138,279	32,143	221,341	157,216	24,289
Securities:
Taxable	398,883	318,814	358,386	373,503	324,951
Tax-exempt	37,147	113,560	83,389	74,919	112,021
Totals	1,795,257	1,817,277	1,936,236	1,874,568	1,814,080

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	1,313,378	1,262,568	1,415,793	1,356,497	1,238,133
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	260,570	356,984	299,868	292,357	373,908
Totals	1,573,948	1,619,552	1,715,661	1,648,854	1,612,041

Net amounts	$221,309	$197,725	$220,575	$225,714	$202,039

	Interest For
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	9/30/09	9/30/08	6/30/09	9/30/09	9/30/08
EARNING ASSETS:
Net loans	$15,464	$19,592	$15,609	$47,639	$63,095
Federal funds sold and other interest-bearing assets	90	167	141	313	427
Securities:
Taxable	4,210	3,971	3,835	12,083	12,240
Tax-exempt	398	1,169	832	2,250	3,476
Totals	20,162	24,899	20,417	62,285	79,238

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	6,817	8,642	7,714	21,690	28,091
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	1,760	2,718	2,039	5,993	9,047
Totals	8,577	11,360	9,753	27,683	37,138

Net amounts	$11,585	$13,539	$10,664	$34,602	$42,100

CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

($ in thousands)

	Yields Earned
	And Rates Paid (%)
	Quarter Ended	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	9/30/09	9/30/08	6/30/09	9/30/09	9/30/08
EARNING ASSETS:
Net loans	5.02	5.76	4.92	5.02	6.23
Federal funds sold and other interest-bearing assets	0.26	2.07	0.26	0.27	2.35
Securities:
Taxable	4.19	4.95	4.29	4.33	5.03
Tax-exempt	4.25	4.10	4.00	4.01	4.14
Totals	4.46	5.45	4.23	4.44	5.83

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	2.06	2.72	2.19	2.14	3.03
Borrowed funds, federal funds purchased and securities sold under agreements to repurchase and other interest-bearing liabilities	2.68	3.03	2.73	2.74	3.23
Totals	2.16	2.82	2.28	2.24	3.08

Net margin	2.56	3.00	2.21	2.47	3.10

Note: Yields on a tax equivalent basis would be:
Tax-exempt securities	6.55	6.30	6.16	6.18	6.38
Total earning assets	4.50	5.65	4.37	4.53	5.97
Net margin	2.61	3.10	2.30	2.55	3.24

Tax equivalent income (in thousands)	$215	$630	$448	$1,211	$1,872

CONTACT:
Cadence Financial Corporation
Richard T. Haston, 662-324-4258